United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2022

Pineapple Energy Inc

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 10, 2022, Pineapple Energy Inc. (the "Company") completed the previously announced transaction contemplated by the Purchase Agreement, dated November 18, 2021, as amended pursuant to that certain (i) First Amendment to Purchase Agreement, dated February 15, 2022, (ii) Second Amendment to Purchase Agreement, dated April 11, 2022, (iii) Third Amendment to Purchase Agreement, dated April 25, 2022, and (iv) Fourth Amendment to Purchase Agreement, dated May 26, 2022 (collectively, as amended, the "Purchase Agreement") by and between the Company and Buhl Investors LLC, a Minnesota limited liability company, or its assigns, for the sale of the Company's headquarters building (the "Building") located at 10900 Red Circle Drive, Minnetonka, Minnesota.

Pursuant to the Purchase Agreement, the Company sold the Building for $6.5 million cash. The net proceeds from the sale are expected to be distributed to holders of the Company's contingent value rights by July 30, 2022, after certain adjustments are made for commissions, fees, closing expenses, and any reserves required under terms of the recently completed merger of Pineapple Energy LLC with Communications Systems, Inc., including, without limitation, the application of $410,000 of the proceeds to offset rent payable by the Company during the first 24 months following the commencement date of the lease described below.

Simultaneously with the closing of the sale of the Building, the Company entered into a five-year lease agreement to lease approximately 8,590 square feet of the Building, with an option to renew the lease thereafter for five additional years.

The foregoing descriptions are not intended to be complete descriptions of the Purchase Agreement or the transactions contemplated therein and are qualified in their entirety by reference to the full text of the Purchase Agreement and its amendments, copies of which are filed or incorporated by reference as Exhibits 10.1 through 10.5 attached hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, the Company announced that Mark Fandrich would be resigning from his position as Chief Financial Officer, effective on the date the Company files its second quarter Form 10-Q (the "Effective Date"), which is currently anticipated to be August 12, 2022. Mr. Fandrich is expected to continue in his role until the Effective Date. The Company's Board of Directors intends to initiate a search for Mr. Fandrich's replacement.

Item 7.01.	Regulation FD Disclosure.

On June 15, 2022, the Company issued two press releases announcing the events disclosed above, the texts of which are furnished as Exhibits 99.1 and 99.2 attached hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K.

Exhibit Number	Exhibit
10.1	Purchase Agreement, dated November 18, 2021, between Communications Systems, Inc. and Buhl Investors LLC, a Minnesota limited liability company, or its affiliated assignee with respect to property at 10900 Red Circle Drive, Minnetonka, Minnesota (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 23, 2021)
10.2	First Amendment to Purchase Amendment, dated February 15, 2022, to Purchase Agreement, dated November 18, 2021, between Communications Systems, Inc. and Buhl Investors LLC, a Minnesota limited liability company, or its affiliated assignee with respect to property at 10900 Red Circle Drive, Minnetonka, Minnesota (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 16, 2022)
10.3	Second Amendment to Purchase Amendment, dated April 11, 2022, to Purchase Agreement, dated November 18, 2021, as amended, between the Company and Buhl Investors LLC, with respect to property at 10900 Red Circle Drive, Minnetonka, Minnesota (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 13, 2022)
10.4	Third Amendment to Purchase Amendment, dated April 25, 2022, to Purchase Agreement, dated November 18, 2021, as amended, between the Company and Buhl Investors LLC, with respect to property at 10900 Red Circle Drive, Minnetonka, Minnesota (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 28, 2022)
10.5	Fourth Amendment to Purchase Amendment, dated May 26, 2022, to Purchase Agreement, dated November 18, 2021, as amended, between the Company and Buhl Investors LLC, with respect to property at 10900 Red Circle Drive, Minnetonka, Minnesota
99.1	Pineapple Energy, Inc. Press Release, dated June 15, 2022, regarding sale of headquarters building
99.2	Pineapple Energy, Inc. Press Release, dated June 15, 2022, regarding Chief Financial Officer transition
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC

	By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date: June 15, 2022